UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 4, 2013 (April 3, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan		48375
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry into a Material Definitive Agreement

On April 3, 2013, Cooper-Standard Holdings Inc. (the “Company”) issued $175 million in aggregate principal amount of Senior PIK Toggle Notes due 2018 (the “Notes”) in an offering to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

Escrow Agreement

Pursuant to an escrow agreement dated as of April 3, 2013 (the “Escrow Agreement”), by and among the Company, U.S. Bank National Association, as trustee (the “Trustee”), and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), the Company caused the net proceeds of the Notes offering to be deposited into a segregated escrow account with the Escrow Agent until either the escrow release condition is satisfied or waived or a special mandatory redemption is made, in each case as described below. Concurrently with such deposit, the Company deposited additional amounts into the segregated escrow account sufficient to fund the special mandatory redemption, if required, as described below. The Company granted the Trustee, for the benefit of the holders of the Notes, a continuing security interest in, and lien on, the funds deposited into escrow to secure the obligations under the Indenture and the Notes. Upon satisfaction or waiver of the escrow release condition, the proceeds from the Notes offering will be released from escrow to the Company and will be used to finance the Company’s previously announced cash tender offer (the “Equity Tender”) to purchase up to 4,651,162 shares of its common stock (the “Shares”) and pay related fees and expenses. Any remaining proceeds will be used for general corporate purposes.

Escrowed funds will be released to the Company upon satisfaction or waiver of the escrow release condition that $150 million in value of the Shares are validly tendered and not validly withdrawn in the Equity Tender on or before July 1, 2013. In the event that either (i) the proceeds from the Notes offering are not released to the Company on or before July 1, 2013, or (ii) prior to such date, the Company has determined, in its reasonable discretion, that the escrow condition cannot be satisfied by such date, the funds deposited into escrow will be used to redeem the Notes at a price equal to the sum of 99.5% of the principal amount of the Notes plus accrued and unpaid interest on the Notes from the date of issuance up to but not including the date of such redemption. In addition, if the escrow release condition is satisfied or waived, the Company may, by written notice on or prior to the escrow release date, redeem up to $25.0 million of the Notes at a price equal to 99.5% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of such redemption.

Indenture and Senior PIK Toggle Notes due 2018

General

The Notes were issued pursuant to an indenture dated April 3, 2013 (the “Indenture”), by and between the Company and the Trustee.

Guarantees

The Notes were not guaranteed as of the Issue Date. If any of the Company’s wholly-owned domestic restricted subsidiaries guarantees certain debt of the Company, such subsidiary will also be required to guarantee the Notes.

Ranking

The Notes constitute senior unsecured debt of the Company.

Optional Redemption

The Company has the right to redeem the Notes at the redemption prices set forth below:

•

at any time (which may be more than once) before April 1, 2014, the Company may redeem up to 100% of the aggregate principal amount of the Notes with the net proceeds of one or more equity offerings at a price of 102.000% of the face amount of the Notes, plus accrued and unpaid interest to the date of redemption;

•

prior to April 1, 2014, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof plus the applicable make-whole premium as of, and accrued and unpaid interest thereon, if any, up to, but not including, the applicable redemption date; and

•

on or after April 1, 2014 the Company may redeem all or a part of the Notes, at 102.000% of the principal amount if redeemed during the twelve-month period beginning on April 1, 2014; 101.000% of the principal amount if redeemed during the twelve-month period beginning on April 1, 2015; and 100% of the principal amount if redeemed on or after April 1, 2016, in each case, plus accrued and unpaid interest to the redemption date.

Special Mandatory Redemption

If the escrow release condition is not satisfied or waived on or before July 1, 2013, the Notes will be redeemed at 99.5% of the principal amount thereof, plus accrued and unpaid interest from the Issue Date to, but not including, the date of such redemption. If the escrow release condition is satisfied or waived, the Company may, by written notice on or prior to the escrow release date, redeem up to $25.0 million of the Notes at a price equal to 99.5% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of such redemption.

Change of Control

If a change of control occurs with respect to the Company, unless the Company has exercised its right to redeem all of the outstanding Notes, each noteholder shall have the right to require the Company to repurchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Covenants and Events of Default

The Notes indenture contains covenants and events of default customary for an issuer of non-investment grade debt.

The foregoing is qualified in its entirety by reference to the Escrow Agreement and Indenture, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

4.1	Indenture, dated April 3, 2013, by and among Cooper-Standard Holdings Inc. and U.S. Bank National Association, as trustee (form of Note included therein).

10.1	Escrow Agreement, dated April 3, 2013 by and among Cooper-Standard Holdings Inc., U.S. Bank National Association, as trustee, and U.S. Bank National Association, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cooper-Standard Holdings Inc.

/s/ Timothy W. Hefferon
	Name:	Timothy W. Hefferon
April 4, 2013	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated April 3, 2013, by and among Cooper-Standard Holdings Inc. and U.S. Bank National Association, as trustee (form of Note included therein).

10.1	Escrow Agreement, dated April 3, 2013 by and among Cooper-Standard Holdings Inc., U.S. Bank National Association, as trustee, and U.S. Bank National Association, as escrow agent.